Exhibit T3B.2
LIMITED LIABILITY COMPANY AGREEMENT
OF
CIT GROUP FUNDING COMPANY OF DELAWARE LLC
December 31, 2007
          This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of CIT Group Funding Company of Delaware LLC (the “Company”), is entered into by C.I.T. Leasing Corporation, as the sole member (the “Initial Member”). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.
          WHEREAS, CIT Group Funding Company of Canada Limited is a limited company that was duly organized under the laws of Nova Scotia (the “Nova Scotia Entity”), on December 28, 2007;
          WHEREAS, on or prior to the date hereof, all necessary action was taken to authorize the Nova Scotia Entity’s domestication to the State of Delaware as a Delaware limited liability company and its cessation to exist as a Nova Scotia limited company;
          WHEREAS, on the date hereof, the Nova Scotia Entity was domesticated as a Delaware limited liability company pursuant to Section 18-212 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), by causing the filing in the office of the Secretary of State of the State of Delaware of the Certificate of Domestication and the Certificate of Formation, and the Nova Scotia Entity ceased to exist as a Nova Scotia limited company (the “Domestication”);
          WHEREAS, pursuant to this Agreement and the Domestication, all of the shares of capital stock in the Nova Scotia Entity are hereby converted into limited liability company interests in the Company (each, an “Interest”, and collectively, the “Interests), and the sole shareholder of the Nova Scotia Entity is the holder of all of the Interests in the Company; and
          WHEREAS, upon the Domestication, for all purposes of the laws of the State of Delaware, the Company is deemed to be the same entity as the Nova Scotia Entity.
          NOW, THEREFORE, the Member hereby agrees as follows:
          The Member, by execution of this Agreement, (i) hereby forms and continues the Company as a limited liability company pursuant to and in accordance with the Act and (ii) hereby agrees as follows:

     1. Name.
          a. The name of the limited liability company heretofore formed and continued hereby is CIT Group Funding Company of Delaware LLC.
          b. Effective upon the Domestication, (i) this Agreement becomes effective, and the Memorandum of Association and Articles of Association of the Nova Scotia Entity, as in effect immediately prior to the Domestication, are replaced and superseded in their entirety by this Agreement and the Certificate of Formation, (ii) all shares of capital stock in the Nova Scotia Entity issued and outstanding immediately prior to the Domestication are automatically converted into Interests in the Company, (iii) C.I.T. Leasing Corporation, the sole shareholder of the Nova Scotia Entity immediately prior to the Domestication, is automatically admitted to the Company as the Initial Member of the Company, holding all of the Interests in the Company, (iv) all certificates, if any, evidencing shares of capital stock in the Nova Scotia Entity issued by the Nova Scotia Entity and outstanding immediately prior to the Domestication shall be surrendered to the Company and shall thereupon be canceled on the books and records of the Company, and (v) for all purposes of the laws of the State of Delaware, the existence of the Nova Scotia Entity is continued in the form of a Delaware limited liability company governed by this Agreement and the Act.
     2. Principal Business Office.
          The principal business office of the Company shall be located at 1 CIT Drive, Livingston, NJ 07039 or such other location as may hereafter be determined by the Member.
     3. Registered Office.
          The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     4. Registered Agent.
          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     5. Members.
          The name and the mailing address of the Member is set forth on Schedule B attached hereto.
     6. Certificates.
          Eric S. Mandelbaum, as an “authorized person” of the Company within the meaning of the Act, shall execute, deliver and file the Certificate of Formation and Certificate of Domestication with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation and Certificate of Domestication with the Secretary of State of the State of Delaware, his powers as an “authorized person” of the Company shall cease, and the Member thereupon became the designated “authorized person” of the Company and shall continue as the designated “authorized person” of the Company within the meaning of the Act. The Member or any of its officers shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.
     7. Purposes.
          a. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.
          b. The Company is hereby authorized to execute, deliver and perform, or to the extent already executed and delivered, perform its obligations under, and any officer on behalf of the Company is hereby authorized to execute and deliver, to the extent not already executed and delivered, the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of any Manager or officer to enter into other agreements on behalf of the Company, or for the Company to perform its obligations under any agreement or other document to which it is a party, including agreements or other documents to which the Nova Scotia Entity entered into as a party.
     8. Powers.
          The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     9. Income Tax Treatment.
          The Company shall be treated, for U.S. federal income tax purposes, as disregarded as separate from the Member and the Company shall not, and no Person shall cause or permit the Company to, elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury regulations Section 301.7701-3 (or any successor regulations or provisions). The Company shall at all times not have more than one Person that holds all of its Interests and all other financial instruments that are treated as equity in the Company for U.S. federal income tax purposes.
     10. Management.
          a. Classes of Managers. As permitted under the Act, the Company shall have two classes of Managers.
               (i) Class 1 Managers. The Class 1 Managers shall constitute the Board of Managers and shall be entitled to vote at all of its meetings. Each Class 1 Manager shall be a “Manager” as defined in Section 18-101(10) of the Act.
               (ii) Class 2 Managers. The Class 2 Managers shall be elected by the Board of Managers. Class 2 Managers shall not be members of the Board of Managers nor shall they be entitled to vote at any meetings thereof. Class 2 Managers shall serve as the officers of the Company as described in Section 12 below. When circumstances so require, Class 2 Managers may execute documents on behalf of the Company under the title “Manager” provided that such action is within the scope of authority, as set forth in this Agreement or by resolution of the Board of Managers, of the office to which said Class 2 Manager has been elected by the Board of Managers. A Class 2 Manager shall not be a “Manager” within the meaning of Section 18-101(10) of the Act, or as such term appears hereinafter in this Agreement.
          b. Board of Managers. The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Class 1 Managers (hereinafter, each a “Manager”). The Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion. The initial number of Managers shall be two. Each Manager elected, designated or appointed shall hold office until his or her successor is elected and qualified or until such Manager’s earlier death, resignation or removal. Each Manager shall execute and deliver the Management Agreement. Managers need not be a member of the Company.
          c. Powers. The Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board of Managers has the authority to bind the Company.
          d. Meeting of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by any Manager on not less than one day’s notice to each Manager (other than the Manager calling the special meeting) by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the Secretary in like manner and with like notice upon the written request of any one or more of the Managers.
          e. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without a vote and without prior notice if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
          f. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
          g. Committees of Managers.
               (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
               (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
               (iii) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
          h. Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed, with or without cause, by the Member, and, any vacancy caused by any such removal may be filled by action of the Member.
          i. Managers as Agents. To the extent of their powers set forth in this Agreement or, with respect to the Class 2 Managers, delegated by others as provided in this Agreement, Class 1 Managers and Class 2 Managers are agents of the Company for the purpose of the Company’s business, and their actions taken in accordance with such powers set forth in this Agreement or, with respect to the Class 2 Managers, delegated by others provided in this agreement shall bind the Company.
     11. Duties of Managers. Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
     12. Officers.
          a. Offices, Election, Term.
               (i) The Board of Managers may elect or appoint Class 2 Managers who shall serve as officers of the Company (hereinafter “officers” or by specific title), including one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided or provided by resolution of the Board. The Chairman of the Board together with the Secretary of the Company may appoint any such other officers or agents, other than a Secretary, fix their term of office, and prescribe their respective authorities and duties. Any two or more offices may be held by the same person.
               (ii) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his or her earlier death, resignation or removal.

               (iii) The Board of Managers may require any officer to give security for the faithful performance of his duties.
               (iv) The Board of Managers may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers.
     b. Removal and Resignation.
               (i) Any officer elected or appointed by the Board of Managers may be removed by the Board at any time, with or without cause.
               (ii) Any officer elected or appointed by the Chairman of the Board together with the Secretary of the Company may be removed by such appointing officers and/or the Board of Managers at any time, with or without cause.
               (iii) If, for any reason, any elected or appointed officer of the Company ceases to be employed by CIT Group Inc. or any of its Affiliates, such cessation of employment shall have the same effect as if such individual resigned as an officer of the Company. Under such circumstances, the Board of Managers shall not require the resigning officer to deliver a signed resignation, but instead, based on information received from the Human Resources Department of CIT Group Inc. or any of its Affiliates, the Secretary or any Assistant Secretary of the Company shall file with the minutes of the meetings of the Company a notice of the officer’s cessation of employment and consequent resignation as an officer of the Company.
               (iv) In the event of the death, resignation or removal of an officer, the Board of Managers, in its discretion, may elect or appoint a successor to fill the unexpired term, if any.
               (v) The Board of Managers may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Treasurer and Secretary. Each such successor shall hold office for the unexpired term, if any, of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
     c. The Vice Presidents and Managing Directors. Categories of Vice Presidents may include, but are not limited to, Executive Vice Presidents, Senior Vice Presidents, and Assistant Vice Presidents. Categories of Managing Directors may include, but are not limited to, Directors and Senior Directors. In addition to those authorities set out below, each Vice President and Managing Director shall have such duties and authorities as may be described by the Board of Managers or by the officer to whom such Vice President or Managing Director reports. The term Vice President(s) as used in this Agreement shall include all ranks of Vice President and Managing Director.
          The Vice Presidents shall possess the power to sign all certificates, contracts, obligations and other instruments to which the Company is a party and such execution by any one of the Vice Presidents shall be legal, valid, and binding upon the Company. Each Vice President shall perform such other duties as the Board of Managers may delegate or prescribe.
          d. The Secretary. The Secretary shall: (i) keep the minutes of all meetings of the Board of Managers and of the Member and cause the same to be recorded in the books provided for that purpose; (ii) give or cause to be given notice of all meetings of the Member and of special meetings of the Board of Managers; (iii) keep all the documents and records of the Company, as required by law or otherwise, in the proper and safe manner; and (iv) perform all such other duties as may be incident to the office of Secretary and perform all such other duties as may be prescribed by the Board of Managers.
          e. The Assistant Secretary. During the absence or disability of the Secretary, the Assistant Secretary or, if there be more than one, the one so designated by the Secretary or the Board of Managers, shall have all the powers and functions of the Secretary. The Assistant Secretary shall perform all such other duties as may be prescribed by the Secretary or the Board of Managers.
          f. The Treasurer. The Treasurer shall: (i) have the custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in the corporate books; (iii) deposit all money and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers; (iv) disburse the funds of the Company as may be ordered or authorized by the Board of Managers and preserve proper vouchers for such disbursements; (v) render to the Board of Managers, at the regular meetings of the Board of Managers, or whenever they require it, an account of all his or her transactions as Treasurer and of the financial condition of the Company; (vi) be furnished by all officers and agents, at his or her request, with such reports and statements as he or she may require as to all financial transactions of the Company; and (vii) perform such other duties as are given to him or her by this Agreement or from time to time, are assigned to him or her by the Board of Managers.
          g. The Assistant Treasurer. During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Treasurer or the Board of Managers, shall have all the powers and functions of the Treasurer. The Assistant Treasurer shall perform all such other duties as may be prescribed by the Treasurer or the Board of Managers.

          h. The Controller. The Controller shall examine and certify the accounts of the Company and shall report to the Board of Managers or to such officer as the Board of Managers may require.
          i. The Assistant Controller. During the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, the one so designated by the Controller or the Board of Managers, shall have all the powers and functions of the Controller. The Assistant Controller shall perform all such other duties as may be prescribed by the Treasurer or the Board of Managers.
          j. The officers of the Company shall be responsible to the Board for the proper and faithful discharge of their several duties, and shall each report to the Board as the Board may from time to time require.
          k. Delegation of Duties. In the case of the absence of any officer of the Company, or for any other reason that the Board of Managers deems sufficient, the Board of Managers may delegate, for any designated period of time, the powers or duties, or any of these, of such officer, to any other officer or to any Manager.
          l. Voting in Other Corporations. Whenever the Company owns an interest in any other company or legal entity, any right or power of the Company as such owner (including the attendance, acting and voting at stockholder/member/owner meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Company by the Secretary or such other Person as the Board of Managers may authorize.
          m. Officers as Agents. The officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board or other officers not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and, the actions of the officers taken in accordance with such powers shall bind the Company.
          n. Duties of Officers. Except to the extent otherwise provided herein, each officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law.
          o. Forms of Signature. Acceptable forms of signature under which the officers may bind the Company are by hand, autographically, by facsimile or by uniquely marked, computer-generated signatures or by other electronic methods. As set forth in Section 10(a)(ii) of this Agreement, when circumstances so require officers, regardless of their titles, being Class 2 Managers, may execute documents under the title “Manager” provided that such action is within the scope of authority, as set forth in this Agreement or by resolution of the Board of Managers, of the office to which said Class 2 Manager has been elected by the Board of Managers.

     13. Exculpation and Indemnification.
          a. The Company shall indemnify the Member and all officers, Managers, employees and agents of the Company (collectively, the “Covered Persons”) to the extent set forth in the By-Laws of CIT Group Inc., the ultimate parent of the Company and/or any successor thereto, as if such Covered Persons were officers, directors, employees and agents of CIT Group Inc. and/or any successor thereto, to the extent permitted by the Act.
          b. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.
     14. Capital Contributions.
          The Initial Member was deemed admitted as a member of the Company upon the execution and delivery of this Agreement. The Initial Member is deemed to have contributed the amount of cash or the value of property to the Company as set forth in the books and records of the Company.
     15. Additional Contributions.
          The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of the Member. To the extent that the Member makes an additional capital contribution to the Company, Schedule B of this Agreement shall be revised to reflect such contribution. The provisions of this Agreement, including this Section 15, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
     16. Allocation of Profits and Losses.
          The Company’s profits and losses shall be allocated to the Member.

     17. Distributions.
          Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the Basic Documents.
     18. Books and Records.
          The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor shall be an independent public accounting firm selected by the Member.
     19. Assignments.
          The Member may assign in whole, but not in part, its Interests in the Company. If the Member assigns all of its Interests in the Company pursuant to this Section 19, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the assignment, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.
     20. Resignation.
          The Member may resign from the Company; provided if the Member resigns pursuant to this Section 20, a substitute member of the Company shall be admitted to the Company. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

     21. Dissolution.
          a. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the Company is continued in a manner permitted by the Act, or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.
          b. The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
          c. In the event of dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
     22. Appraisal and other Member Rights.
          a. It is the intention of the parties hereto that, notwithstanding any other provision of this Agreement, all the rights of the Member under the laws of Nova Scotia as the sole shareholder of the Nova Scotia Entity, as such rights exist as of the date hereof prior to the effective time of the Domestication, shall continue in full effect without any adverse change.
          b. Appraisal rights shall be available to the Member in the event that the Company:
               (i) adopts any amendment to this Agreement that has the effect of adding, changing or removing any provision in this Agreement restricting or constraining the issue or Transfer of the Member’s Interests;
               (ii) adopts any amendment to this Agreement that has the effect of adding, changing or removing any restrictions in this Agreement relating to the purpose and/or business of the Company;
               (iii) merges with or into another Person, as applicable, except where the other Person is (A) a wholly-owned subsidiary of the Company or (B) the Member;
               (iv) domesticates the Company in, or transfers the Company to, any other jurisdiction (other than the Domestication); or

               (v) sells, leases or exchanges all or substantially all of the Company’s assets.
          c. Appraisal rights shall be available to the holder of Interests of any class or series of Interests entitling the holder thereof to vote separately as a class or series upon such amendment to this Agreement if the Company resolves to amend this Agreement to:
               (i) increase or decrease any maximum number of authorized Interests of such class, or increase any maximum number of authorized Interests of a class having rights or privileges equal or superior to the Interests of such class;
               (ii) effect an exchange, reclassification or cancellation of all or part of the Interests of such class;
               (iii) add, change or remove the rights, privileges, restrictions or conditions attached to the Interests of such class, and without limiting the generality of the foregoing
                    (A) remove or change prejudicially rights to accrued distributions or rights to cumulative distributions,
                    (B) add, remove or change prejudicially redemption rights,
                    (C) reduce or remove a distribution preference or liquidation preference, or
                    (D) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of the Company, or sinking fund provisions;
               (iv) increase the rights or privileges of any class of Interests having rights or privileges equal or superior to the Interests of such class;
               (v) create a new class of Interests equal or superior to the Interests of such class;
               (vi) make any class of Interests having rights or privileges inferior to the Interests of such class equal or superior to the Interests of such class;
               (vii) effect an exchange or create a right of exchange of all or part of the Interests of another class into the Interests of such class; or

               (viii) constrain the issue or transfer of the Interests of such class or extend or remove such constraint.
          d. The procedures set forth in Section 262 of the General Corporation Law, except for subsection (b) of Section 262 of the General Corporation Law, shall apply mutatis mutandis to the maximum extent possible to the exercise by the Member of appraisal rights contained in this Section 22 of this Agreement, as if (i) the Company were a corporation organized under the General Corporation Law, (ii) the Member was a stockholder of such corporation, and (iii) he Member’s Interests were “stock” or “shares” thereunder; provided, however, that for the sake of clarification, the rights under this Section 22 shall apply notwithstanding that the Member may have voted in favor of, or consented to, any such action.
          e. Subject to subsection f. of this Section 22, the Member may apply to any court of equitable jurisdiction within the State of Delaware (the “Court”) for leave to:
               (i) bring an action in the name and on behalf of the Company or any of its subsidiaries; or
               (ii) intervene in an action to which the Company or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the Company or its subsidiary.
          f. For the purposes of subsection e. of this Section 22, it is the intention of the parties hereto that a Court shall not grant leave unless it is satisfied that:
               (i) the Member has given reasonable notice to the Managers of the Company or the governing body of its subsidiary of its intention to apply to the Court under subsection e. of this Section 22 if the Managers of the Company or the governing body of its subsidiary do not bring, diligently prosecute, defend or discontinue the action;
               (ii) the Member is acting in good faith, and
               (iii) it appears to be in the interests of the Company or its subsidiary that the action be brought, prosecuted, defended or discontinued.
          g. The following provisions shall govern applications for orders under this Section 22 by the Member:
               (i) The Member may apply to any Court for an order under this subsection g.
               (ii) If on an application under subsection (i) of this subsection g., the Court is satisfied that in respect of the Company or any corporation which controls, or is controlled by, or is under common control with, the Company (collectively, its “affiliates”):
                    (A) any act or omission of the Company or any of its affiliates effects a result,
                    (B) the business or affairs of the Company or any of its affiliates are, or have been carried on or conducted in a manner, or
                    (C) the powers of the Managers of the Company or any of its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of the Member, it is the intention of the parties hereto that the Court may make an order to rectify the matters complained of.
               (iii) In connection with an application under this subsection g., the Court may make any interim or final order it thinks fit.
               (iv) For purposes of this subsection g., “control” means the ownership of securities to which attach more than fifty percent of the votes that may be cast to elect Managers or other governing body of such entity, so long as such number of votes, if cast, would be sufficient to elect a majority of the Managers or other governing body.
     23. Waiver of Partition; Nature of Interest.
          Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 17 hereof. The interest of the Member in the Company is personal property.
     24. Benefits of Agreement; No Third-Party Rights.
          None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

     25. Severability of Provisions.
          Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
     26. Entire Agreement.
          This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
     27. Governing Law.
          This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
     28. Amendments.
          This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.
     29. Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
     30. Notices.
          Except as otherwise specifically provided herein with respect to meetings, notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the day and year first above written.

MEMBER: C.I.T. LEASING CORPORATION

By:

	Name:	Eric S. Mandelbaum
	Title:	Senior Vice President & Secretary

SCHEDULE A
Definitions
A. Definitions
     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
          “Act” has the meaning set forth in the recitals to this Agreement.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
          “Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented form time to time.
          “Basic Documents” means the following documents: (1) a security agreement, reference number SecA 2005-1, made as of July 5, 2005, by CIT Group Funding Company of Canada (“CITGF”) in favor of CIT Holdings (Barbados) SRL (“SRL”), (2) a security agreement, reference number SecA 2005-2, made as of July 5, 2005, by CITGF in favor of SRL, (3) a security agreement, reference number SecA 2005-3, made as of July 5, 2005, by CITGF in favor of SRL, (4) a security agreement, reference number SecA 2006-1, made as of November 1, 2006, by CITGF in favor of SRL, (5) a security agreement, reference number SecA 2006-2, made as of November 1, 2006, by CITGF in favor of SRL, (6) an Assumption and Confirmation agreement, dated as of January 1, 2008, between the Company, SRL, CIT Financial Ltd., and the Member, and (7) all documents and certificates contemplated thereby or delivered in connection therewith.
          “Board” or “Board of Managers” means the Board of Managers of the Company.
          “Certificate of Domestication” means the Certificate of Limited Liability Company Domestication of the Company filed with the Secretary of State of the State of Delaware to become effective on December 31, 2007.
          “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware to become effective on December 31, 2007, as amended or amended and restated from time to time.

          “Class 1 Manager” means the managers constituting the Board of Managers and who are entitled to vote at all meetings thereof.
          “Class 2 Manager” means the persons who are appointed by the Board of Managers to serve as the officers of the Company and who are not entitled to vote at meetings of the Board of Managers.
          “Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
          “Covered Persons” has the meaning set forth in Section 13.a.
          “Initial Member” means C.I.T. Leasing Corporation, as the sole member of the Company.
          “Manager” means the Class 1 Manager(s) elected to the Board of Managers from time to time by the Member. A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.
          “Management Agreement” means the agreement of the Class 1 Managers in the form attached hereto as Schedule C.
          “Member” means the Initial Member and includes any Person admitted as a substitute member of the Company pursuant to the provisions of this Agreement.
          “officer” means a Class 2 Manager elected as an officer of the Company described in Section 11. The initial officers are listed on Schedule D hereto.
          “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
          “Transfer” means, with respect to any Interests, and when used as a verb, to sell, assign, transfer, pledge or otherwise encumber or dispose of such Interests, and, when used as a noun, shall have a meaning that correlates to the foregoing.

B. Rules of Construction
          Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.